News

DENBURY AND PENN VIRGINIA MUTUALLY AGREE
TO TERMINATE MERGER AGREEMENT

PLANO, TX – March 21, 2019 – Denbury Resources Inc. (NYSE: DNR) (“Denbury” or the “Company”) today announced that it has mutually agreed with Penn Virginia Corporation (NASDAQ: PVAC) (“Penn Virginia”) to terminate their previously announced agreement under which Denbury was to acquire Penn Virginia.

Chris Kendall, Denbury’s President and CEO, commented, “While we firmly believed in the strategic merits of the combination with Penn Virginia, the difficult market conditions since announcement, combined with the opposition of certain Penn Virginia shareholders, led us to the conclusion that the transaction was unlikely to receive the necessary super majority approval from Penn Virginia shareholders.

“We remain optimistic about the significant resource potential that CO2 enhanced oil recovery could deliver in the Eagle Ford, and the work we have completed to date has only increased that optimism. We will continue to pursue practical opportunities to expand Denbury’s business, particularly in areas where our EOR expertise, experience and extensive CO2 resources can create value for the benefit of all Denbury stakeholders.

“Longer term, we believe that CO2 EOR will become an even more vital component of the world’s oil supply, with the smallest possible carbon footprint for an oil producer, and that Denbury is uniquely positioned in the industry to benefit from an increasing need to limit or reduce CO2 emissions.

“As we move forward, we are highly confident in Denbury’s position and are committed to executing our strategic plan, including the significant ongoing EOR development at the Cedar Creek Anticline. Through leveraging our resilient, high margin, low decline asset base, we will continue to drive incremental, high value growth opportunities. At the same time, we will maintain our disciplined operating approach, which we expect will enable us to generate well over $100 million of free cash flow in 2019 at current oil prices, providing us with significant flexibility going forward.”

  As a result of the termination, the special meeting of Denbury stockholders, which was to be held on April 17, 2019, will not take place. Under the terms of the merger agreement and the termination agreement, neither Denbury nor Penn Virginia will be responsible for any payments to the other party as a result of the termination of the merger agreement.

DENBURY RESOURCES INC.

Denbury is an independent oil and natural gas company with operations focused in two key operating areas: the Gulf Coast and Rocky Mountain regions. Denbury’s goal is to increase the value of its properties through a combination of exploitation, drilling and proven engineering extraction practices, with the most significant emphasis relating to CO2 enhanced oil recovery operations. For more information about Denbury, please visit www.denbury.com. The information on Denbury’s website is not part of this release.

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, including estimated 2019 production and expected free cash flow, capital expenditures and other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission, including Denbury’s most recent report on Form 10-K. These risks and uncertainties are incorporated by this reference as though fully set forth herein. Words such as “estimate,” “believe,” “expect,” “anticipate,” “could,” “may,” “plan,” “will,” “guidance,” “goal,” “future,” “assume,” “focus,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on engineering, geological, financial and operating assumptions that Company management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the risk that the announcement of the termination of the transaction with Penn Virginia could have adverse effects on the market price of the Company’s common stock and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at www.denbury.com and on the SEC’s website at www.sec.gov. All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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DENBURY CONTACTS:
Mark C. Allen, Executive Vice President and Chief Financial Officer, 972.673.2000
John Mayer, Director of Investor Relations, 972.673.2383